Maine & Maritimes Corporation's Electric Utility Subsidiary Receives Approval to Increase Electric Delivery Rates

PRESQUE ISLE, MA -- 07/12/2006 -- Maine Public Service Company (MPS), a wholly owned utility subsidiary of Maine & Maritimes Corporation (AMEX: MAM), has received final approval from the Maine Public Utilities Commission (MPUC) to increase its electric delivery rates, effective July 15, 2006. MPS is a regulated electric transmission and distribution utility serving portions of Northern Maine.

MPS received approval of a Stipulation in MPUC Docket No. 2006-24 that, among other things, will increase total electric delivery rates by 3.84% or $1,327,150. The increase affected three components of the delivery rate; distribution, transmission, and conservation. The distribution component of its delivery rate will increase by 10.6%, or a total revenue increase not to exceed $1,750,000. The transmission component of its delivery rate will decrease by 13.43% or $534,270, and the conservation component of its delivery rate will increase by 20.00% or $111,420. For additional details please refer to the Stipulation in MPUC Docket No. 2006-24.

According to Brent Boyles, President of Maine Public Service Company, "Our primary objectives have been and continue to be to ensure that we have the capacity to provide safe and reliable electric delivery services at competitive costs for our customers within Northern Maine. While we continue to innovate and seek ways to control costs, numerous costs outside our direct control, such as the rising cost of diesel fuel, growing costs for materials and supplies, and increasing insurance, health care and regulatory compliance costs are impacting our cost structure. Nonetheless, while costs are rising, we recognize the need to ensure that we maintain the utmost in a reliable and secure electric delivery system for the families and businesses we serve within Northern Maine."

Maine & Maritimes Corporation is the parent company of Maine Public Service Company, an investor-owned transmission and distribution utility headquartered in Presque Isle, Maine and serving Aroostook County and portions of Penobscot County in the State of Maine. The Company's website is www.maineandmaritimes.com. MPS's website is www.mainepublicservice.com.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation, traded on the AMEX under ticker symbol "MAM," is the parent company of Maine Public Service Company, a regulated electric and transmission utility serving a major portion of Northern Maine with approximately 32,000 customers. In addition, MAM is the parent company of The Maricor Group with subsidiaries The Maricor Group, Canada Ltd and The Maricor Group New England, Inc. The Maricor Group is a design consulting engineering, energy efficiency, asset development and sustainable lifecycle asset management services company serving primarily within Atlantic Canada and New England. Maricor Technologies, Inc., a subsidiary of MAM, is a sustainable facility governance and facility asset performance management information technology-based subsidiary. MAM along with Ashford Investments, Inc. are co-owners of Maricor Properties Ltd and its subsidiaries, Mecel Properties, Ltd and Cornwallis Court Developments, Ltd, Canadian real estate development and investment companies. MAM is headquartered in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston and Hudson, Massachusetts; and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements its expectations are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, potential costs and difficulties related to integration of potential acquired businesses, the loss of customers and other factors that are more detailed in MAM's filings with the Securities Exchange Commission.

CONTACT:
Maine & Maritimes Corporation
Annette N. Arribas
Vice President, Investor and Exchange Relations and Corporate Compliance
Tel: 207-760-2402
Toll-free: 877-272-1523
Email: aarribas@maineandmaritimes.com